                                                               EXHIBIT (11)(b)

                        INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 36 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 2-90946) on behalf of EV Marathon High Income Fund of our report dated May 9, 1997 relating to such Fund, which report is included in the Annual Report to Shareholders for the year ended March 31, 1997 and incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.

                                                     /s/ Deloitte & Touche LLP
                                                         DELOITTE & TOUCHE LLP

July 21, 1997
Boston, Massachusetts